EXHIBIT 4(c)

July 22, 1999


                    Company Order and Officers' Certificate
                            Senior Notes, Series A


The Bank of New York, as Trustee
101 Barclay Street
New York, New York 10286

Attn: Corporate Trust Division

Ladies and Gentlemen:

Pursuant to Article Two of the Indenture, dated as of October 1, 1998 (as it may be amended or supplemented, the "Indenture"), from Indiana Michigan Power Company (the "Company") to The Bank of New York, as trustee (the "Trustee"), and the Board Resolutions dated August 27, 1998, a copy of which certified by the Secretary or an Assistant Secretary of the Company is being delivered herewith under Section 2.01 of the Indenture, and unless otherwise provided in a subsequent Company Order pursuant to Section 2.04 of the Indenture,

            1. The Company's Senior Notes, Series A, due 2004 (the "Notes") are hereby established. The Notes shall be in substantially the form attached hereto as Exhibit 1.

            2. The terms and characteristics of the Notes shall be as follows (the numbered clauses set forth below corresponding to the numbered subsections of Section 2.01 of the Indenture, with terms used and not defined herein having the meanings specified in the Indenture):

            (i) the aggregate principal amount of Notes which may be authenticated and delivered under the Indenture shall be limited to $150,000,000, except as contemplated in Section 2.01(i) of the Indenture;

            (ii) the date on which the principal of the Notes shall be payable shall be July 1, 2004;

            (iii) interest shall accrue from the date of authentication of the Notes; the Interest Payment Dates on which such interest will be payable shall be January 1 and July 1, and the Regular Record Date for the determination of holders to whom interest is payable on any such Interest Payment Date shall be the December 15 or June 15 preceding the relevant Interest Payment Date; provided that interest payable on the Stated Maturity Date or any Redemption Date shall be paid to the Person to whom principal shall be paid;

            (iv) the interest rate at which the Notes shall bear interest shall be 6.875% per annum;

            (v) the Notes shall be redeemable at the option of the Company, in whole at any time or in part from time to time, upon not less than thirty but not more than sixty days' previous notice given by mail to the registered owners of the Notes at a redemption price equal to the greater of (i) 100% of the principal amount of the Notes being redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed (excluding the portion of any such interest accrued to the date of redemption) discounted (for purposes of determining present value) to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 20 basis points, plus, in each case, accrued interest thereon to the date of redemption.

            "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

            "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

            "Comparable Treasury Price" means, with respect to any redemption date, (i) the average of five Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations or (ii) if fewer than five such Reference Treasury Dealer Quotations are obtained, the average of such Reference Treasury Dealer Quotations.

            "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Company and reasonably acceptable to the Trustee.

            "Reference   Treasury   Dealer"   means  a  primary  U.  S.
            government securities dealer in New York City selected by the Company and reasonably acceptable to the Trustee.

            "Reference Treasury Dealer Quotation" means, with respect to the Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at or before 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

            (vi) (a) the Notes shall be issued in the form of a Global Note; (b) the Depositary for such Global Note shall be The Depository Trust Company; and (c) the procedures with respect to transfer and exchange of Global Notes shall be as set forth in the form of Note attached hereto;

            (vii) the title of the Notes shall be "Senior Notes, Series A, due 2004";

            (viii) the form of the Notes shall be as set forth in Paragraph 1, above;

            (ix)  not applicable;

            (x)   the Notes shall not be subject to a Periodic Offering;

            (xi)  not applicable;

            (xii) not applicable;

            (xiii)      not applicable;

            (xiv) the Notes shall be issuable in denominations of $1,000 and any integral multiple thereof;

            (xv)  not applicable;

            (xvi) the Notes shall not be issued as Discount Securities;

            (xvii)      not applicable;

            (xviii)     not applicable; and

            (xix) not applicable.


            3. You are hereby requested to authenticate $150,000,000 aggregate principal amount of 6.875% Senior Notes, Series A, due 2004, executed by the Company and delivered to you concurrently with this Company Order and Officers Certificate, in the manner provided by the Indenture.

            4. You are hereby requested to hold the Notes as custodian for DTC in accordance with the Letter of Representations dated July 15, 1999, from the Company and the Trustee to DTC.

            5. Concurrently with this Company Order and Officers' Certificate, an Opinion of Counsel under Sections 2.04 and 13.06 of the Indenture is being delivered to you.

            6. The undersigned Henry W. Fayne and Thomas G. Berkemeyer, the Vice President and Assistant Secretary, respectively, of the Company do hereby certify that:

            (i) we have read the relevant portions of the Indenture, including without limitation the conditions precedent provided for therein relating to the action proposed to be taken by the Trustee as requested in this Company Order and Officers' Certificate, and the definitions in the Indenture relating thereto;

            (ii) we have read the Board Resolutions of the Company and the Opinion of Counsel referred to above;

            (iii) we have conferred with other officers of the Company, have examined such records of the Company and have made such other
            investigation   as  we  deemed   relevant   for   purposes  of  this
            certificate;

            (iv) in our opinion, we have made such examination or investigation as is necessary to enable us to express an informed opinion as to whether or not such conditions have been complied with; and

            (v) on the basis of the foregoing, we are of the opinion that all conditions precedent provided for in the Indenture relating to the action proposed to be taken by the Trustee as requested herein have been complied with.

Kindly acknowledge receipt of this Company Order and Officers' Certificate, including the documents listed herein, and confirm the arrangements set forth herein by signing and returning the copy of this document attached hereto.

Very truly yours,

INDIANA MICHIGAN POWER COMPANY


By:   /s/ Henry Fayne
          Vice President


And:  /s/ Thomas G. Berkemeyer
          Assistant Secretary


Acknowledged by Trustee:


By:   /s/ Michael Culhane
      Vice President